 EXHIBIT 99.1

HANGOVER JOE’S, INC.

UNAUDITED INTERIM FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

TABLE OF CONTENTS

Page

Unaudited Interim Financial Statements:

Balance sheets	A-2

Statements of operations	A-3

Statements of changes in stockholders’ deficit	A-4

Statements of cash flows	A-5

Notes to combined financial statements	A-6 - A-13

Management Discussion and Analysis	A-14 - A-19

HANGOVER JOE'S, INC.
COMBINED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash	$79,775	$53,048
Accounts receivable	118,400	19,105
Inventory	19,823	46,745
Prepaid expenses	24,183	2,233
Deposits	-	7,500
Total current assets	242,181	128,631

Property and equipment, net	2,407	1,750

Total assets	$244,588	$130,381

Liabilities
Current liabilities:
Accounts payable	$191,580	$92,010
Accrued expenses	4,790	46,842
Customer deposits	108,140	-
Advances payable, related party	89,422	116,379
Inventory financing payable	-	23,712

Total liabilities (all current)	393,932	278,943

Commitments and contingencies

Stockholders’ Deficit
Preferred stock; 10,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock; $0.0001 par value; 40,000,000 shares
authorized; 2,640,000 and nil shares issued and
outstanding	264	-
Contributed capital	719,842	169,931
Accumulated deficit	(869,450)	(318,493)

Total deficit	(149,344)	(148,562)

Total liabilities and deficit	$244,588	$130,381

See notes to accompanying combined financial statements.

HANGOVER JOE'S, INC.
COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Net sales	$190,530	$36,928	$350,374	$43,467
Cost of goods sold	115,294	45,276	235,580	59,801
Gross profit (loss)	75,236	(8,348)	114,794	(16,334)

Operating expenses:
General and administrative	196,144	44,455	316,269	92,391
Selling and marketing	251,958	10,705	349,267	15,082
Total operating expenses	448,102	55,160	665,536	107,473

Loss from operations	(372,866)	(63,508)	(550,742)	(123,807)

Other expense:
Interest expense	2	-	215	-

Net loss	$(372,868)	$(63,508)	$(550,957)	$(123,807)

See notes to accompanying combined financial statements.

 HANGOVER JOE'S, INC.
COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
SIX MONTHS ENDED JUNE 30, 2012
(Unaudited)
(Note 1)

	Common Stock		Contributed	Accumulated
	Shares	Amount	capital	deficit	Total
Balances December 31, 2011	-	$-	$169,931	$(318,493)	$(148,562)
Contributed services	-	-	50,000	-	50,000
Withdrawals	-	-	(10,679)	-	(10,679)
Issuance of common shares upon
incorporation and legal reorganization
of entities under common control	2,000,000	200	-	-	200
Shares issued to founders	140,000	14	-	-	14
Shares issued through private placement	500,000	50	499,950	-	500,000
Issuance of warrants for services	-	-	10,640	-	10,640
Net loss	-	-	-	(550,957)	(550,957)

Balances June 30, 2012	2,640,000	$264	$719,842	$(869,450)	$(149,344)

See notes to accompanying combined financial statements.

HANGOVER JOE'S, INC.
COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	June 30,
	2012	2011

Cash flows from operating activities
Net loss	$(550,957)	$(123,807)
Adjustments to reconcile net loss to net cash used in
operating activities:
Contributed services	50,000	75,000
Stock-based compensation	10,640	-
Depreciation expense	441	350
Changes in operating assets and liabilities:
Accounts receivable	(99,295)	-
Prepaid expenses	(21,950)	-
Deposits	7,500	-
Inventory	26,922	-
Accounts payable	99,570	-
Customer deposits	108,140	-
Accrued expenses	(42,052)	-
Net cash used in operating activities	(411,041)	(48,457)
Cash flows from investing activities
Purchase of property and equipment	(1,098)	-
Net cash used in investing activities	(1,098)	-
Cash flows from financing activities
Proceeds from issuance of common stock	500,214	-
Reduction in inventory financing payable	(23,712)	-
Advances (paid to) received from related party	(26,957)	71,476
Withdrawals	(10,679)	(2,500)
Net cash provided by financing activities	438,866	68,976
Net increase in cash	26,727	20,519
Cash, beginning	53,048	64
Cash, ending	$79,775	$20,583

Supplemental cash flow Information:
Cash paid for interest	$223	$-

See notes to accompanying combined financial statements.

HANGOVER JOE’S INC.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 2012 AND 2011

Note 1 – Organization, Basis of Presentation, Going Concern and Management’s Plans

Organization

Hangover Joe’s, Inc. (the “Company,” or “HOJ”)  was incorporated in Colorado on March 5, 2012, for the purpose of acquiring 100% of the member/partnership interests of Hangover Joe’s Products, LLC, a sole member, Delaware limited liability company formed on February 19, 2009 (“HOJ LLC”), and Hangover Joe’s Joint Venture, a Washington partnership formed on January 31, 2011 (“HOJ JV”).

Effective March 30, 2012, the member/partnership interests in HOJ LLC and HOJ JV were merged with and into HOJ, with HOJ remaining as the surviving corporation.  HOJ issued 2,000,000 shares of its common stock to owners of HOJ LLC and HOJ JV.  Prior to the merger, HOJ had no significant assets and no other business operations.  At the date of the merger, each of these entities was owned by the same control group, and the member/partners of HOJ LLC and HOJ JV exchanged their interests for common shares of HOJ (Note 6).

The merger has been reflected in the Company’s unaudited interim financial statement for the six months ended June 30, 2012.  The merger has been accounted for as a transaction between entities under common control, with HOJ recognizing the assets and liabilities transferred by HOJ LLC and HOJ JV at their carrying amounts at the date of transfer, and with the historical equity recapitalized to reflect the 2,000,000 shares of common stock issued by HOJ.

These financial statements have been titled “Hangover Joe’s, Inc.” because HOJ is the surviving company after the merger of HOJ LLC and HOJ JV and is successor to the operations of the Company.

The Company, previously through HOJ LLC and HOJ JV, sells an all-natural, two-ounce beverage, formulated to help relieve the symptoms associated with alcohol induced hangovers – the Hangover Recovery Shot. The Hangover Recovery Shot is also an officially licensed product of The Hangover movie series from Warner Brothers.  The Company has registered the trademark “Hangover Joe’s Get Up & Go” with the U.S. Patent and Trademark office.

The Company sells its products primarily to convenience stores through distribution agreements, as well as through online internet sales. The Company began selling its products in February 2011. Prior to 2011, the Company was in the development stage.

Basis of Presentation

The accompanying combined financial statements include the accounts of both HOJ LLC and HOJ JV through March 30, 2012.  Intercompany balances and transactions have been eliminated.

The accompanying interim financial statements for the three and six month periods ended June 30, 2012 and 2011 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods have been made. The results of operations for the six months ended June 30, 2012, are not necessarily indicative of operating results for the full year.

Note 1 – Organization, Basis of Presentation, and Management’s Plans (continued)

Going Concern and Management’s Plans

The Company reported a net loss of approximately $551,000 for the six months ended June 30, 2012, and a working capital deficiency and deficit of approximately $152,000 and $149,000, respectively, at June 30, 2012.  The Company has a limited operating history, and the Company cannot provide any assurance it will be able to raise funds through a future issuance of debt or equity to carry out its business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management has taken various steps to increase profitability and improve liquidity:

-	On March 14, 2012, the Company initiated a $1.5 million offering of common stock to accredited investors at $1.00 per share. Through May 2012, the Company raised $500,000 (Note 6).

-
On July 25, 2012, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Accredited Members Holding Corporation, a Colorado-based, publicly-traded company (“AMHC”), whereby AMHC acquired HOJ in a reverse triangular merger (Notes 7 and 8). Management believes that this transaction will enhance the Company’s ability to raise capital. In August 2012, the Company raised $200,000 through the private placement of AMHC common stock.

-
During 2012, the Company expanded its distribution network in the United States and entered into new distribution agreements in Australia, New Zealand and Canada.  The Company began shipping product to these new distribution partners in September and October 2012.

-
In January 2013, the Company entered into a senior secured lending arrangement with a third party for up to a maximum borrowing of $6,000,000 to help fund the operations of the Company. The credit facility provides for an initial line of credit of $425,000 and is to be used only as permitted under the specified use of proceeds. At closing, the Company was advanced $425,000 less fees and closing costs (Note 8).

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues, costs and expenses during the reporting period. Actual results could differ from the estimates.  Changes in estimates are recorded in the period of change.

Fair Value Measurements

The carrying value of cash, accounts receivable, and non-related party payables approximate fair value due to their short maturities.  The carrying amounts of payables to related-parties are not practicable to estimate based on the related party nature of the underlying transactions.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are due from trade customers (primarily distributors). Credit is extended based on management’s evaluation of the customer’s financial condition and generally, collateral is not required. Accounts receivable that are outstanding longer than the contractual payment terms are considered past due.  An allowance for doubtful accounts is determined by considering a number of factors, including the length of time trade accounts receivable are past due or previous loss and payment history, the customer’s current ability to pay its obligations, and the condition of the general economy and the industry as a whole. Accounts receivable are written off when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. No allowance for doubtful accounts receivable was considered necessary at June 30, 2012 and December 31, 2011.

Note 2 - Summary of Significant Accounting Policies (continued)

Stock-based compensation:

The Company accounts for stock-based compensation under ASC 718, Share-Based Payment.  ASC 718 requires the recognition of the cost of services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award.  ASC 718 also requires the stock-based compensation expense to be recognized over the period of service in exchange for the award (generally the vesting period).  The Company estimates the fair value of each stock option at the grant date by using an option pricing model, typically the Black-Scholes model.

Inventory

Inventory, at June 30, 2012, consists of raw materials (packaging supplies) of $19,823, and is valued at the lower of cost (first-in, first-out) or market.

License and royalties

The Company has a license with Warner Bros. Consumer Products, Inc. (“WBCP”) that allows the Company the use of the character names, costumes, artwork, logos and other elements depicted in the 2009 movie, The Hangover.   In January 2013, the Company extended the term of the WBCP license to January 31, 2016 (Note 7).

The terms of the WBCP license provide for royalties based on a percentage of products sold, as defined, subject to agreed-upon guaranteed minimum royalties. Guaranteed minimum royalty payments are made periodically over the term of the license and are recorded when paid as a prepaid expense in the balance sheet.  The prepaid expense is amortized to royalties in cost of goods sold at a ratio of current period revenues to the total revenues expected to be recorded over the term of the license.

The Company reviews its sales projections quarterly to determine the likely recoverability of its prepaid asset, as well as any unpaid minimum obligation.  If management determines that the prepaid expense is unlikely to be recovered by product sales, prepaid license expense is charged to cost of goods sold, based on current and expected revenues, in the period in which such determination is made.

Website development costs

The Company capitalizes certain costs incurred in designing, developing, testing and implementing enhancements to its website. These costs are amortized over the estimated useful life of five years. Costs related to the planning and post implementation phases of website development efforts are expensed as incurred.

Revenue Recognition

The Company has contractual agreements with certain third-party distributors.  Under the agreements, the Company is not guaranteed any minimum level of sales or transactions.  The Company also offers its products for sale through its website at www.hangoverjoes.com.

The Company recognizes revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists; (2) delivery to third party distributors and consumers via the Company’s website has occurred; (3) the sales price is fixed or determinable; and (4) collectability is reasonably assured.  Delivery is not considered to have occurred until the title and the risk of loss passes to the customer according to the terms of the contract between the Company and the customer.  For sales to distributors, revenue is usually recognized at the time of delivery. For sales through the Company’s website, revenue is usually recognized when the Company receives payment.

Management evaluates the terms of its sales in consideration of the criteria outlined in Principal Agent Consideration with regards to its determination of gross versus net reporting of revenue for transactions with customers.  The Company sells, through its website, Hangover Joe’s Recovery Shots.  In these transactions, management has determined that the Company (i) acts as principal; (ii) has the risks and rewards of ownership, including the risk of loss for collection, delivery or returns; and (iii) has latitude in establishing price with the customer.  For these transactions, the Company recognizes revenue on a gross basis.

Note 2 - Summary of Significant Accounting Policies (continued)

The Company offers a variety of incentives and discounts to distributors and consumers through various programs to support the distribution of its products.  These incentives and discounts include cash discounts, price allowances, volume based rebates, and product placement fees. These incentives and discounts are reflected as a reduction of gross sales to arrive at net sales. The aggregate deductions from gross sales recorded in relation to these programs, were approximately $9,943 and $0 for the six months ended June 30, 2012 and 2011, respectively.

Supplier/Manufacturer Concentration and Cost of Goods Sold

The Company relies on its third-party suppliers for raw materials necessary for its products, and it relies on a third-party manufacturer for the production of its product.  The Company’s product contains one or more ingredients that may only be available from a single source or supplier.  Although the Company believes that it could utilize alternative suppliers and manufacturers, any delay in locating and establishing relationships with other suppliers/manufacturers could result in product shortages and back orders for the products, with a resulting loss of net sales and profitability.  The Company’s third-party manufacturer acquires some ingredients from suppliers outside of the United States.  Purchasing these ingredients is subject to the risks generally associated with importing raw materials from other countries, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, tariffs, trade disputes and foreign currency fluctuations.  These factors could result in a delay in or disruption of the supply of certain raw materials.  Any significant delay in or disruption of the supply of raw materials could have a material adverse effect on the Company’s business.

Cost of goods sold consists of the costs of raw materials utilized in the production of its product, packaging supplies, and shipping charges incurred to deliver the product. Raw material costs account for the largest portion of the cost of sales. Raw materials include bottles, ingredients and packaging materials. The manufacturer is responsible for the ingredients. Costs of goods sold also include license and royalty expenses.

Advertising Expenses

Advertising costs are expensed as incurred. Total advertising expenses were $57,437 and $2,250 for the six months ended June 30, 2012 and 2011, respectively, and $40,135 and $2,250 for three months ended June 30, 2012 and 2011, respectively.

Income Taxes

Through March 5, 2012 (the date of incorporation), no provision for income taxes has been provided in the accompanying combined financial statements because HOJ LLC (as a limited liability company), and HOJ JV (as a partnership), elected to file as partnerships, and therefore management believes that through March 5, 2012, the Company was not subject to income taxes, and, that such taxes are the responsibility of the individual member/partners.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date.  All tax years remain open and subject to U.S. Federal tax examination.  Management does not believe that there are any current tax positions that would result in an asset or liability for taxes being recognized in the accompanying financial statements.

Beginning March 5, 2012, as a corporation, the Company began recording a provision for deferred income tax assets and liabilities in order to reflect the net tax effects of temporary differences between (i) the tax basis of assets and liabilities and (ii) their reported amounts in the financial statements.  The provision is based upon enacted tax laws and rates in effect for the years in which the differences are expected to affect taxable income.  The Company establishes a valuation allowance when necessary to reduce deferred income tax assets to the amounts expected to be realized.  The Company expects to file income tax returns in the US Federal jurisdiction and various State jurisdictions.

For interim reporting, the Company makes its best estimate of the effective tax rate expected to be applicable to the full fiscal year. The rate so determined is used in providing for income taxes on a current year-to-date basis.

Through June 30, 2012, the Company has not recorded any income tax benefit for its net loss due to a full valuation allowance on this deferred tax asset.

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all non-owner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the presentation of the Company's combined financial statements.

Note 3 – Property and equipment, net

Property and equipment, net are as follows:

	June 30,	December 31,
	2012	2011
Website development costs	$3,500	$3,500
Furniture and equipment	1,098	-
	4,598	3,500
Less accumulated depreciation	(2,191)	(1,750)
	$2,407	$1,750

Depreciation expense for the six months ended June 30, 2012 and 2011 was $442 and $350, respectively. Depreciation expense for the three months ended June 30, 2012 and 2011 was $267 and $175, respectively.

Note 4 – Related Party Transactions

Prior to 2011, the owner of HOJ LLC (beginning March 5, 2012, the President/CEO of the Company) advanced $33,335 to the Company for working capital.  For the six months ended June 30, 2011, this owner advanced an additional $71,475.  For the six months ended June 30, 2012 the Company repaid $26,957 to the owner.  These advances are non-interest bearing, unsecured, and due on demand.

Note 5 – Inventory Financing Payable

Through March 2012, the Company had an agreement with a finance company which provided financing up to $250,000, secured by the specific goods underlying the goods ordered from the Company’s third- party manufacturer. The finance company made the required payment to the third-party manufacturer at the time a purchase order was placed, and was entitled to demand payment from the Company when the goods were delivered. The Company paid a financing fee equal to 4.75% of the purchase order amount for each transaction, plus administrative fees. Additional charges of 0.16% per day (57.6% annualized) were incurred if the financing remained open for more than 30 days. The inventory financing payable was paid in full in April, 2012. Interest expense for the six months ended June 30, 2012 was $215 (none for the six months ended June 30, 2011).  Amounts outstanding under this agreement were guaranteed by the owner of HOJ LLC.  This agreement expired in April 2012.

Note 6 – Equity (Deficit)

Preferred Stock

At the date of incorporation (March 5, 2012), the Company authorized the issuance up to 10,000,000 shares of preferred stock. No preferred shares have been issued through June 30, 2012. The designations, preferences, limitations, restrictions, and relative rights of the preferred stock shall be established by the board of directors.

Common Stock

On March 30, 2012, the owners of HOJ LLC and HOJ JV exchanged for their equity interests in HOJ LLC and HOJ JV for 2,000,000 shares of the Company’s common stock.  As a result, on March 30, 2012, the Company’s equity accounts were reclassified to reflect this change in legal organization of the Company, with no impact on total equity (deficit).

In April 2012, 140,000 shares were issued as founders shares to three individuals.  In connection with the Company’s 2012 private placement, in April and May 2012, 500,000 shares were issued at $1.00 per share for cash of $500,000.

Contributed Services

In 2011 and 2012, the Company’s owners/officers contributed management and administrative services to the Company.  The fair value of those services has been recorded as an expense in the accompanying combined financial statements based on the estimated fair value for such services, with a corresponding credit to contributed capital.   The fair value of the historical services was estimated based on the compensation per employment terms that were entered into in March 2012.  Contributed services were $50,000 and $75,000 for the six months ended June 30, 2012 and 2011, respectively.

Stock Option Plan

Effective March 6, 2012, the Company adopted the 2012 Stock Option Plan (the “Plan”). Under the Plan, the Company may grant stock options, restricted and other equity awarded to any employee, consultant, independent contractor, director or officer of the Company.  A total of 1.5 million shares of common stock may be issued under the Plan. The Plan covers up to 1,500,000 shares of the Company’s common stock (which number is subject to adjustment as described in the Plan). As of June 30, 2012, stock options to purchase 25,000 shares of common stock have been granted under the 2012 Plan.

The fair value of each option award is estimated on the date of grant using the Black-Scholes-Merton valuation model. Expected volatility is based upon weighted average of historical volatility over the expected term of the option and implied volatility. The expected term of stock options is based upon historical exercise behavior and expected exercised behavior. The risk-free interest rate is based upon implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is assumed to be none as the Company does not anticipate paying any dividends in the foreseeable future.

In April 2012, the Company granted options to purchase an aggregate of 25,000 shares of common stock with a weighted-average grant-date fair value of $0.63 per share.  The options were granted to one employee for sales development and have an exercise price of $1.00 per share and an expiration term of three years.  The options vest 12,500 each on April 5, 2013 and 2014 based upon the achievement of the performance objectives determined by management, as defined.  Management has evaluated the performance criteria as of June 30, 2012 and determined it is unlikely that the performance objective will be met for 2013 or 2014 and accordingly has not recognized any stock based compensation during the three or six month period ended June 30, 2012.  No options were exercised during the six months ended June 30, 2012.

Note 7 - Commitments

Management Agreement with AMHC Managed Services

Effective March 1, 2012, the Company entered into a management agreement (the “Management Agreement”) with AMHC Managed Services, Inc., a subsidiary of AMHC (“AMHC Services”).  The significant terms of the Management Agreement provide for monthly payments to AMHC Services in exchange for the ability of the Company to fully utilize the management expertise, financial and accounting expertise, support staff and location of AMHC Services, including the expertise of the position of AMHC Services’ Chief Financial Officer and necessary support for compliance under the securities laws with respect to any private or public reports or registration statements the Company may file.  The Management Agreement term is 24 months, and requires the Company to pay AMHC Services a monthly fee equal to $27,500 per month.  For the six months ended June 30, 2012, the Company incurred expense of $110,000.  Additionally, under the Management Agreement, the Company granted AMHC Services a warrant to purchase 1,000,000 shares of the Company’s common stock exercisable at $0.01 per share, exercisable for a three-year term.  This warrant was valued at approximately $10,640, and the amount was recorded as a prepaid expense, as the warrant is fully vested and non-forfeitable on the date of grant.  This prepaid expense is being amortized over the two-year term of the Management Agreement, as services are being rendered.

In October 2012, AMHC Services suspended the accounting and financial management services provided under the Management Agreement due to a dispute under the contract.  In January 2013, the Company and its parent, Hangover Joe’s Holding Corporation (“HJHC”), settled the dispute and terminated the Management Agreement in exchange for 4,500,000 shares of common stock of HJHC.

WBCP License Agreement

The Company’s license agreement with WBCP, as amended, requires periodic minimum guaranteed royalty payments over the term of the license. The Company paid the required minimum guaranteed royalty payments through January 31, 2013. In January 2013, the Company amended the agreement and extended the term of the WBCP license to January 31, 2016.

Service Agreements

The Company has a representative agreement with an individual who became a member of the Company’s board of directors in March 2012. Under this agreement, as amended, this individual is entitled to a commission of between 4% and 6% of sales made by this individual, based on the nature of the sales, and a royalty of 3% of all sales made by the Company, as defined. Commissions and royalty expense to this individual for the six months ended June 30, 2012 totaled approximately $39,311 (none in the six months ended June 30, 2011).

The Company has an agreement with an individual for design services. Under this agreement, as amended, this individual is entitled to receive a royalty of 2% of net sales, as defined. Royalty expense to this individual for the six months ended June 30, 2012 totaled approximately $11,500 (none in the six months ended June 30, 2011).

Contingencies

From time to time, the Company may become party to litigation and other claims in the ordinary course of business. To the extent that such claims and litigation arise, management provides for them if upon the advice of legal counsel, losses are determined to be both probable and reasonably estimable.

Note 8 - Subsequent Events

Merger with AMHC

On July 25, 2012, HOJ entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AMHC, whereby on July 25, 2012, the AMHC acquired HOJ in a reverse triangular merger (the “Acquisition”).  Upon closing the Acquisition, the AMHC issued 83,514,827 common shares to the HOJ shareholders in exchange for all of their ownership interests in HOJ such that the former owners of HOJ owned approximately 69% of AMHC post Acquisition.  The shareholders of the AMHC prior to the Acquisition owned approximately 31% of AMHC post Acquisition.  Immediately after closing on July 25, 2012, AMHC changed its name to Hangover Joe’s Holding Corporation (“HJHC”).

Note 8 - Subsequent Events (continued)

On July 27, 2012, AMHC sold to Accredited Members Acquisition Corporation (“Buyer”) all of the equity interests in three of AMHC’s subsidiaries (the “Sale”), being Accredited Members, Inc., AMHC Managed Services, Inc. and World Wide Premium Packers, Inc. (collectively, the “Subsidiaries”).  Buyer is a privately-held Colorado corporation owned by two former directors of the AMHC, JW Roth and David Lavigne.  Buyer paid $10,000 and assumed all liabilities of the Subsidiaries in exchange for all of the shares in the Subsidiaries owned by AMHC.

Revolving Credit Facility

On January 10, 2013 HJHC and its wholly owned subsidiary, HOJ entered into a senior secured lending arrangement with TCA Global Credit Master Fund LP (“TCA”) for up to a maximum borrowing of $6,000,000. The credit facility provided for an initial line of credit of $425,000 and is to be used only as permitted under the specified use of proceeds. The line of credit has a six month term from the date of closing with a six month renewal option. The lending arrangement is secured by all of the assets of the Company and HOJ. As a partial guaranty under the TCA lending arrangement, HOJ’s CEO executed a Validity Guaranty thereby personally guaranteeing certain representations of the HJHC and HOJ.  At closing, the Company was advanced $425,000 less fees and closing costs.

 MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Cautionary Statement about Forward-Looking Statements

This report contains forward-looking statements regarding future events and HOJ’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  These statements are based on current expectations, estimates, forecasts, and projections about the industry in which HOJ operates and the beliefs and assumptions of the HOJ’s management. Words such as “hopes,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of HOJ’s future financial performance, HOJ’s anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

HOJ’s is under no duty to update any of these forward-looking statements after the date of this Report. You should not place undue reliance on these forward-looking statements.

Background

HOJ is a Colorado corporation formed on March 5, 2012.  HOJ was formed for the purpose of acquiring all of the assets of both Hangover Joe’s Products LLC (“HOJ LLC”) and Hangover Joe’s Joint Venture (“HOJ JV”).  HOJ LLC had conducted operations through HOJ JV, with the owner of HOJ LLC being one of the same owners and control persons of HOJ JV. Effective March 30, 2012, HOJ acquired the net assets of HOJ LLC and HOJ JV through the issuance of common stock of HOJ.  Because HOJ had no significant assets or business operations prior to the merger and each of these entities were owned by the same control group, this transaction was accounted for as a reorganization of entities under common control.  Accordingly, the historical results of operations of HOJ LLC and HOJ JV are included in the results of operations of the Company.

On July 25, 2012, HOJ entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AMHC, whereby on July 25, 2012, the AMHC acquired HOJ in a reverse triangular merger (the “Acquisition”).  Upon closing the Acquisition, the AMHC issued 83,514,827 common shares to the HOJ shareholders in exchange for all of their ownership interests in HOJ such that the former owners of HOJ owned approximately 69% of AMHC post Acquisition.  The shareholders of the AMHC prior to the Acquisition owned approximately 31% of AMHC post Acquisition.  Immediately after closing on July 25, 2012, AMHC changed its name to Hangover Joe’s Holding Corporation (“HJHC”).

On July 27, 2012, AMHC sold to Accredited Members Acquisition Corporation (“Buyer”) all of the equity interests in three of AMHC’s subsidiaries (the “Sale”), being Accredited Members, Inc., AMHC Managed Services, Inc. and World Wide Premium Packers, Inc. (collectively, the “Subsidiaries”).  Buyer is a privately-held Colorado corporation owned by two former directors of the AMHC, JW Roth and David Lavigne.  Buyer paid $10,000 and assumed all liabilities of the Subsidiaries in exchange for all of the shares in the Subsidiaries owned by AMHC.

The term the “Company” as used herein is intended to refer to the Hangover Joe’ Inc. or HOJ LLC and HOJ JV through March 30, 2012.  The Company has a limited operating history and there will be limited continuing impact regarding these operations, and the Company cannot provide any assurance it will be able to raise funds through a future issuance of equity or debt to carry out its business plan.

Plan of Operation

The Company sells an all-natural, two-ounce beverage, formulated to help relieve the symptoms associated with alcohol induced hangovers – the Hangover Recovery Shot. The Hangover Recovery Shot is also an officially licensed product of The Hangover movie series from Warner Brothers.  The Company has registered the trademark “Hangover Joe’s Get Up & Go” with the U.S. Patent and Trademark office. The assets consist of intellectual property relating to Hangover Joe’s Recovery Shot, including but not limited to a license agreement dated July 19, 2011, between the LLC and Warner Bros. Consumer Products, Inc.  The license agreement permits HOJ to use the character names, costumes, artwork logos, and other elements depicted in the 2009 movie “The Hangover” during the term of the license agreement.  In January 2013, the Company negotiated an extension to this license agreement to January 31, 2016.

The Company sells its products primarily to convenience stores, liquor stores and grocery stores through distribution agreements, as well as through online internet sales. The Company began selling its products in February 2011. HOJ is actively seeking to expand the distribution of its product, the Hangover Joe’s Recovery Shot, and has recently entered into distribution agreements to expand its reach to Australia, New Zealand and Canada.

Results of Operations

The Company’s operations have generally grown as the Company has expanded its marketing efforts.  Although the Company’s increased operations have resulted in greater net sales for the Company, the Company’s costs of goods sold and operating costs have also increased.

Three Months Ended June 30, 2012 and June 30, 2011

For the three months ended June 30, 2012, the Company experienced a consolidated net loss of $373,000 compared to a consolidated net loss of $64,000 during the comparable period last year.  Net Sales and gross profits increased $154,000 and $84,000, respectively from the comparable period last year.  These increases were offset by a $241,000 increase in sales & marketing costs and $152,000 increase in general and administrative expenses from the comparable period last year.

Net Sales

During the three months ended June 30, 2012, the Company generated approximately $191,000 in net sales compared to $37,000 in net sales in the comparable period last year.  The $154,000 or 416% increase from the comparable period last year was primarily due to higher sales volume from new distribution partners in the United States.

Cost of Goods Sold

Cost of goods sold, which includes product costs, packaging materials, and product royalties, increased $70,000 or 155% to $115,000 for the three months ended June 30, 2012 as compared to $45,000 for the same period last year.  This increase was primarily due to higher sales volume described above.  In addition, product royalty costs associated with the Warner Brothers license and individuals were higher in 2012 as compared to the same period last year.  The Warner Brothers license agreement was signed in July 2011 and no prior year sales were subject to product royalties under this agreement whereas all of the sales made in 2012 were subject to product royalties under this agreement.

Gross Profit

During the three months ended June 30, 2012, the Company realized a gross profit of $75,000 or 39% of net sales compared to a negative $8,000 during the same period last year.  Higher upfront packaging costs in 2011 were the primary reasons for the negative gross margin during 2011.

Sales & Marketing Costs

Sales & marketing costs increased $241,000 to $252,000 for the three months ended June 30, 2012 as compared to $10,000 for the comparable period last year.  This increase was primarily due to expanded marketing efforts to attract distribution partners in the United States & Australia.  During 2012, the Company increased its product advertising and provided more sample product to prospective customers.  The Company also hired several new sales consultants and a brand manager to increase its market presence.  Accordingly, the Company experienced higher sales related consulting, travel, and trade show costs in 2012.

General & Administrative Expenses

General and administrative expenses increased $152,000 or 341% to $196,000 for the three months ended June 30, 2012 as compared to $44,000 for the same period last year.  The increase was due to several factors including higher legal and accounting costs associated with the merger and reorganization with Accredited Member Holding Corporation, and higher costs associated with the managed service agreement entered into with AMHS Managed Services in March 2012.

Six months Ended June 30, 2012 and June 30, 2011

For the six months ended June 30, 2012, the Company experienced a consolidated net loss of $551,000 compared to a consolidated net loss of $124,000 during the comparable period last year.  Net sales and gross profits increased $307,000 and $131,000, respectively from the comparable period last year.  These increases were offset by a $334,000 increase in sales & marketing costs and $224,000 increase in general and administrative expenses from the comparable period last year.

Net Sales

During the six months ended June 30, 2012, the Company generated approximately $350,000 in net sales compared to $43,000 in net sales in the comparable period last year.  The $307,000 or 706% increase from the comparable period last year was primarily due to higher sales volume from new distribution partners in the United States added during 2012.

Cost of Goods Sold

Cost of goods sold, which includes product costs, packaging materials, and product royalties, increased $176,000 or 294% to $236,000 for the six months ended June 30, 2012 as compared to $60,000 for the same period last year primarily due to higher sales volume described above.  In addition, higher product royalty costs associated with the Warner Brothers license signed in July 2011 resulted in six months of royalty costs in 2012 as compared to no royalty costs during 2011.

Gross Profit

During the six months ended June 30, 2012, the Company realized a gross profit of $115,000 compared to a negative $16,000 during the same period last year.  The negative gross profit and corresponding gross margin during 2011 was primarily due to higher upfront packaging costs in 2011.

Sales & Marketing Costs

Sales & marketing costs increased $334,000 to $349,000 for the six months ended June 30, 2012 as compared to $15,000 for the comparable period last year. This increase was primarily due to expanded marketing efforts to attract distribution partners in the United States & Australia.  During 2012, the Company increased its product advertising and provided more sample product to prospective customers.  The Company also hired several new sales consultants and a brand manager to increase its market presence.  Accordingly, the Company experienced higher sales related consulting, travel, and trade show costs in 2012.

General & Administrative Expenses

General and administrative expenses increased $224,000 or 242% to $316,000 for the six months ended June 30, 2012 as compared to $92,000 for the same period last year.  This increase was primarily due to higher costs associated with the managed service agreement entered into with AMHS Managed Services in March 2012.  This agreement called for a monthly management fee of $27,500 per month.  The Company also incurred higher legal and accounting costs associated with the merger and reorganization with Accredited Member Holding Corporation completed in July 2012.

Material Changes in Financial Condition; Liquidity and Capital Resources

The Company’s consolidated financial statements for the three and six months ended June 30, 2012, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Report of our Independent Registered Public Accounting Firm on the Company’s consolidated financial statement as of and for the year ended December 31, 2011, includes a “going concern” explanatory paragraph which means that the auditors stated that conditions exist that raise doubt about the Company’s ability to continue as a going concern.

Cash Flows

During the six months ended June 30, 2012, the Company used proceeds from the sale of common stock through private placements of approximately $500,000 to fund our operations whereas during the comparable period in 2011, the Company used advances received from related parties of approximately $71,000 to fund our operations.  As described above, the company significantly increased its sales and marketing costs during 2012 to expand its distribution network in the United States and Australia.  Cash as of June 30, 2012 was $79,775 as compared to $53,048 at December 31, 2011.

Cash flows used in operating activities for the six months ended June 30, 2012 was $411,000 as compared to $23,000 for the comparable period last year. This increase in cash used in operations was primarily due to higher sales & marketing and general & administrative expenses during 2012 as compared to the same period last year, and was partially offset by increases in accounts payable and customer deposits.

Cash flows used by investing activities for the six months ended June 30, 2012 was $1,000 compared to no cash flows for the comparable period last year.  The increase during 2012 was primarily due to $1,000 purchase of property and equipment.

Cash flow provided by financing activities for the six months ended June 30, 2012 was $439,000 compared to $69,000 for the comparable period last year.  During 2012, the Company closed a private placement offering of common stock for gross proceeds of approximately $500,000.  The proceeds were partially offset by cash outflows to pay inventory financing payables and advances made by related party.  During 2011, cash flow from financing activities consisted primarily of advances received from related parties.

Capital Resources

As of June 30, 2012, the Company had cash and cash on hand of $80,000 and a working capital deficit of $152,000 as compared to cash and cash on hand of $53,000 and working capital deficit of $150,000 as of December 31, 2011. Increases in accounts receivable and prepaid expenses were offset by increases in accounts payable and customer deposits.  The increase in customer deposits was due to advance payment from our Canadian distributor.

Although the Company has generated revenue through the sale of its products, the Company’s cash flow has not been sufficient to cover its operating expenses and the Company has had to rely upon proceeds from the sale of common stock through private placements to fund its operations.  During the six months ended June 30, 2012, the Company received gross proceeds of $500,000 from the sale of common stock through private placements.   The Company anticipates that the Company will continue to rely on sales of our securities in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that the Company will be able to complete any additional sales of our equity securities or that the Company will be able arrange for other financing to fund our planned business activities. If the Company is unable to fund future operations by way of financing, including public or private offerings of equity or debt securities, our business, financial condition and operating activities will be adversely impacted.

 Off Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, net sales or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Recently issued and adopted accounting pronouncements

There were no recently issued accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) that are believed to have a material impact on our present or future consolidated financial statements.

Critical Accounting Policies

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements. and (ii) the reported amounts of net sales and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although the Company believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition. Our significant accounting policies are disclosed in Note 2 to the Financial Statements. Our critical accounting policies are outlined below.

 Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are due from trade customers (primarily distributors). Credit is extended based on management’s evaluation of the customer’s financial condition and generally, collateral is not required. Accounts receivable that are outstanding longer than the contractual payment terms are considered past due.  An allowance for doubtful accounts is determined by considering a number of factors, including the length of time trade accounts receivable are past due, or previous loss and payment history, the customer’s current ability to pay its obligations, and the condition of the general economy and the industry as a whole. Accounts receivable are written off when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. No allowance for doubtful accounts receivable was considered necessary at June 30, 2012 and December 31, 2011.

License and royalties

The Company has a license with Warner Bros. Consumer Products, Inc. (“WBCP”) that allows the Company the use of the character names, costumes, artwork, logos and other elements depicted in the 2009 movie, The Hangover.  This license, as amended, expires on January 31, 2016.

The terms of the WBCP license provide for royalties based on a percentage of products sold, as defined, subject to agreed-upon guaranteed minimum royalties. Guaranteed minimum royalty payments are made periodically over the term of the license and are recorded when paid as a prepaid expense in the balance sheet.  The prepaid expense is amortized to royalties in cost of goods sold at a ratio of current period revenues to the total revenues expected to be recorded over the term of the license.

The Company reviews its sales projections quarterly to determine the likely recoverability of its prepaid asset, as well as any unpaid minimum obligation.  If management determines that the prepaid expense is unlikely to be recovered by product sales, prepaid license expense is charged to cost of goods sold, based on current and expected revenues, in the period in which such determination is made.

Revenue Recognition

The Company has contractual agreements with certain third-party distributors.  Under the agreements, the Company is not guaranteed any minimum level of sales or transactions.  The Company also offers its products for sale through its website at www.hangoverjoes.com.

The Company recognizes revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists; (2) delivery to third party distributors and consumers via the Company’s website has occurred; (3) the sales price is fixed or determinable; and (4) collectability is reasonably assured.  Delivery is not considered to have occurred until the title and the risk of loss passes to the customer according to the terms of the contract between the Company and the customer.  For sales to distributors, revenue is usually recognized at the time of delivery. For sales through the Company’s website, revenue is usually recognized when the Company receives payment.

Management evaluates the terms of its sales in consideration of the criteria outlined in Principal Agent Consideration with regards to its determination of gross versus net reporting of revenue for transactions with customers.  The Company sells, through its website, Hangover Joe’s Recovery Shots.  In these transactions, management has determined that the Company (i) acts as principal; (ii) has the risks and rewards of ownership, including the risk of loss for collection, delivery or returns; and (iii) has latitude in establishing price with the customer.  For these transactions, the Company recognizes revenue on a gross basis.

The Company offers a variety of incentives and discounts to distributors and consumers through various programs to support the distribution of its products.  These incentives and discounts include cash discounts, price allowances, volume based rebates, and product placement fees. These incentives and discounts are reflected as a reduction of gross sales to arrive at net sales. The aggregate deductions from gross sales recorded in relation to these programs, were approximately $9,943 and $0 for the six months ended June 30, 2012 and 2011, respectively.

Supplier/Manufacturer Concentration and Cost of Goods Sold

The Company relies on its third-party suppliers for raw materials necessary for its products, and it relies on a third-party manufacturer for the production of its product.  The Company’s product contains one or more ingredients that may only be available from a single source or supplier.  Although the Company believes that it could utilize alternative suppliers and manufacturers, any delay in locating and establishing relationships with other suppliers/manufacturers could result in product shortages and back orders for the products, with a resulting loss of net sales and profitability.  The Company’s third-party manufacturer acquires some ingredients from suppliers outside of the United States.  Purchasing these ingredients is subject to the risks generally associated with importing raw materials from other countries, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, tariffs, trade disputes and foreign currency fluctuations.  These factors could result in a delay in or disruption of the supply of certain raw materials.  Any significant delay in or disruption of the supply of raw materials could have a material adverse effect on the Company’s business.

Cost of goods sold consists of the costs of raw materials utilized in the production of its product, packaging supplies, and shipping charges incurred to deliver the product. Raw material costs account for the largest portion of the cost of sales. Raw materials include bottles, ingredients and packaging materials. The manufacturer is responsible for the ingredients. Costs of goods sold also include license and royalty expenses.